UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2026

FIRY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FIRY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
On October 2, 2026, Firy Inc. (the “Company”) entered into a Share Sale and Transfer Agreement (the “Share Sale Agreement”) with Exit Games GmbH (“Exit Games”). Pursuant to the Share Sale Agreement, the Company agreed to sell and transfer to Exit Games all of the Company’s right, title and interest in 14,708 shares of Exit Games (the “Sale Shares”), representing 100% of the Company’s ownership in Exit Games and approximately 10.5% of Exit Games’ outstanding share capital.
The aggregate purchase price for the Sale Shares was $55.0 million in cash and the transaction was consummated on October 2, 2026. The Company ceased to be a shareholder of Exit Games as a result of the transaction.
The foregoing description of the Share Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Share Sale Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Share Sale Agreement or any of their respective affiliates. The representations, warranties and covenants contained in the Share Sale Agreement were made only for the purposes of such Agreement and as of specified dates, were solely for the benefit of the parties to the Share Sale Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Share Sale Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Share Sale Agreement. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Share Sale Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of either of the parties or any of their respective affiliates.
Item 2.01.    Completion of Acquisition or Disposition of Assets
The information contained above in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.
Item 7.01.    Regulation FD Disclosure.
On October 5, 2026, the Company issued a press release announcing its entry into the Share Sale Agreement and the consummation of the transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Share Sale and Transfer Agreement, dated October 2, 2026, by and between Firy Inc. and Exit Games GmbH.
99.1	Press Release, dated October 5, 2026.
104	Cover Page Interactive Data File (embedded within the XBRL document)
* Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or annex to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRY INC.

	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Chief Accounting Officer
Date: October 5, 2026